Exhibit 10.1
Agreement Among the Attorney General of the State of Connecticut and the Attorney General of the
State of New York, and The Hartford Financial Services Group, Inc. and its subsidiaries and affiliates (collectively “Hartford”) dated May 10, 2006
     WHEREAS, the Connecticut Attorney General has commenced an action against The Hartford Financial Services Group, Inc. and Hartford Life, Inc. pursuant to the Connecticut Unfair Trade Practices Act, Conn. Gen. Stat. (§§ 42-110a et seq.) dated May 10, 2006 (the “Connecticut Complaint”) related to Hartford’s practices in the marketing, sale, or placement of terminal and maturity funding single premium group annuity contracts to pension plan sponsors (“Terminal/Maturity Funding Group Annuity(ies)”) and has conducted an investigation related thereto (the “Connecticut Attorney General’s Investigation”);
     WHEREAS, the New York Attorney General has commenced an action against The Hartford Financial Services Group, Inc. and Hartford Life, Inc. pursuant to Executive Law § 63 (12) and the common law of the State of New York dated May 10, 2006 (the “New York Complaint”) related to Hartford’s practices in the marketing, sale, or placement of Terminal/Maturity Funding Group Annuity(ies) to pension plan sponsors and has conducted an investigation related thereto (the “New York Attorney General’s Investigation”);
     WHEREAS, the Connecticut and New York Attorneys General have alleged that Hartford unlawfully deceived its Terminal/Maturity Funding Group Annuity pension plan customers by: a) participating in schemes to steer business to Hartford; and (b) providing false information to Hartford’s Terminal/Maturity Funding Group Annuity pension plan customers regarding the compensation paid to brokers of Terminal/Maturity Funding Group Annuity(ies);
     WHEREAS, without admitting or denying any claim in the Complaints, Hartford is entering into this Agreement prior to any court making any findings of fact or conclusions of law pursuant to any allegations by the Attorneys General;
     WHEREAS, Hartford has been and is continuing to cooperate with the investigations being conducted by the Connecticut Attorney General and the New York Attorney General (collectively the “Attorneys General”);
     WHEREAS, in the wake of the Attorneys General’s Investigations, Hartford has agreed under this Agreement (the “Agreement”) to implement a number of business reforms;
     WHEREAS, nothing herein shall be construed to apply to any business or operations other than Terminal/Maturity Funding Group Annuity(ies);
     WHEREAS, the Attorneys General and Hartford wish to enter into this Agreement to resolve all issues related to Hartford raised to date in the Connecticut Attorney General’s Investigation and the New York Attorney General’s Investigation;
     WHEREAS, the Attorneys General find the relief and agreements contained in this Agreement appropriate and in the public interest, and are willing to accept this Agreement as a settlement of the Connecticut Attorney General’s Complaint and Investigation and the New York Attorney General’s Complaint and Investigation;
     WHEREAS, this Agreement is entered into solely for the purpose of resolving the Complaints and is not intended to be used for any other purpose; and
     NOW THEREFORE, Hartford and the Attorneys General hereby enter into this Agreement with a statement of apology attached as Exhibit 1, and agree as follows:
MONETARY RELIEF
     A. Terminal/Maturity Funding Group Annuity Fund
     1. On or before May 19, 2006, Hartford shall pay $16,100,000 into a fund (the

“Terminal/Maturity Funding Group Annuity Fund”) created and held by Hartford to be paid to Hartford’s pension plan customers that purchased Hartford’s Terminal/Maturity Funding Group Annuity(ies) during the period from January 1, 1998 through December 31, 2004 using either Brentwood Asset Advisors, LLC, or USI Consulting Group, or Dietrich & Associates, or BCG Terminal Funding Company, or those brokers’ or consultants’ predecessors, as their broker or consultant, and at the time of the sale, their broker or consultant had an expense reimbursement or other production-based incentive agreement, including but not limited to a consulting agreement or marketing allowance agreement, with Hartford and (i) the sale resulted in a payment to the broker or consultant pursuant to the expense reimbursement or other production-based incentive agreement, or (ii) an amount reflecting the payment for an expense reimbursement or other production-based incentive agreement was added to the premium but not otherwise paid to the broker or consultant or (iii) the sale was credited toward achieving a threshold to obtain such payment under such an agreement (the “Eligible Customers”). All of the money paid into the Terminal/Maturity Funding Group Annuity Fund and any investment or interest income earned thereon shall be paid to Eligible Customers pursuant to this Agreement. No portion of the Terminal/Maturity Funding Group Annuity Fund shall be considered a fine or a penalty.
     2. The Terminal/Maturity Funding Group Annuity Fund shall be invested in a designated money market fund subject to the prior approval of the Attorneys General.
     3. Hartford shall (a) by June 9, 2006 calculate the amount of money each of the Eligible Customers paid for Terminal/Maturity Funding Group Annuity(ies) with inception dates during the period from January 1, 1998 through December 31, 2004 using either Brentwood

Asset Advisors, USI Consulting, Dietrich & Associates, or BCG Terminal Funding or those brokers’ or consultants’ predecessors as their broker or consultant where at the time of the sale, their broker or consultant had an expense reimbursement or other production-based incentive agreement, including but not limited to a consulting agreement or marketing allowance agreement, with Hartford and (i) the sale resulted in a payment to the broker or consultant pursuant to the expense reimbursement or other production-based incentive agreement, or (ii) an amount reflecting the payment for an expense reimbursement or other production-based incentive agreement was added to the premium but not otherwise paid to the broker or consultant or (iii) the sale was credited toward achieving a threshold to obtain such payment under such an agreement (the “Eligible Annuities”); (b) within ten days of completing these calculations, file a report with the Attorneys General, certified by an officer of Hartford, setting forth: (i) each Eligible Customer’s name and address; (ii) the Eligible Customer’s Eligible Annuity(ies) (by group annuity number(s)); (iii) the amount the Eligible Customer paid in premiums for each Eligible Annuity; and (iv) the amount each Eligible Customer is eligible to receive from the Terminal/Maturity Funding Group Annuity Fund, which shall equal each Eligible Customer’s pro rata share of the Terminal/Maturity Funding Group Annuity Fund as calculated by multiplying the amount in the Terminal/Maturity Funding Group Annuity Fund by the ratio of the Eligible Customer’s total paid premium for Eligible Annuity(ies), divided by the total paid premium for all Eligible Annuities; and (c) by July 10, 2006, send a notice to each Eligible Customer, setting forth the items in (b)(ii) through (iv), above, and stating that the amount paid may increase if there is less than full participation by Eligible Customers in the Terminal/Maturity Funding Group Annuity Fund (the “Annuity Notice”). The form of the Annuity Notice shall be subject to the prior approval of the Attorneys General.
     4. In the event impediments arise with respect to the identification of Eligible Customers, or the distribution from the Terminal/Maturity Funding Group Annuity Fund to a particular Eligible Customer, both the Attorneys General and Hartford agree to use their best efforts to achieve the parties’ stated intention to distribute to each Eligible Customer their pro rata share of the Terminal/Maturity Funding Group Annuity Fund. Any amounts not distributed to Eligible Customers, despite the best efforts of the parties, shall be distributed to Participating Customers, as defined in paragraph 5, consistent with paragraph 9 of this Agreement.
     5. Eligible Customers who receive an Annuity Notice and who voluntarily elect to receive a cash distribution (the “Participating Customers”) shall tender a release in the form attached hereto as Exhibit 2 on or before November 7, 2006.
     6. On or before November 22, 2006, Hartford shall pay each Participating Customer the amount that that Participating Customer is eligible to receive from the Terminal/Maturity Funding Group Annuity Fund as set forth in paragraph 3(b)(iv) above, and any interest or investment income earned thereon.
     7. On or before December 7, 2006, Hartford shall file an interim report with the Attorneys General, certified by an officer of Hartford, listing all amounts paid from the Terminal/Maturity Funding Group Annuity Fund.
     8. In the event that any Eligible Customer elects not to participate or otherwise does not respond to the Annuity Notice (the “Non-Participating Customers”), the amount that such policyholder was eligible to receive from the Terminal/Maturity Funding Group Annuity Fund as set forth in paragraph 3(b)(iv) may, up until January 6, 2007, be used by Hartford to satisfy any pending or other claims asserted by Non-Participating Customers relating to the Terminal/Maturity Funding Group Annuity allegations set forth in the Complaints, provided that: a) in no event shall a distribution be made from the Terminal/Maturity Funding Group Annuity Fund to any Non-Participating Customer until all Participating Customers have been paid the full aggregate amount set forth in paragraph 3(b)(iv) above, and any interest or investment income earned thereon; and b) in no event shall the total payments from the Terminal/Maturity Funding Group Annuity Fund to any Non-Participating Customer exceed 80% of the amount that Non-Participating Customer was originally eligible to receive as set forth in paragraph 3(b)(iv).
     9. If any money remains in the Terminal/Maturity Funding Group Annuity Fund as of January 6, 2007 after distribution as provided in paragraphs 6 and 8, any such funds shall be distributed by January 22, 2007 on a pro rata basis to the Participating Customers.
     10. In no event shall any of the money in the Terminal/Maturity Funding Group Annuity Fund or the investment or interest income earned thereon be used to pay or be considered in the calculation of attorneys’ fees.
     11. In no event shall any of the money in the Terminal/Maturity Funding Group Annuity Fund or the investment or interest income earned thereon be used to pay or be considered in the calculation of commissions, administrative or other fees to Hartford.
     12. On or before February 5, 2007, Hartford shall file a report with the Attorneys General, certified by an officer of Hartford, listing all amounts paid from the Terminal/Maturity Funding Group Annuity Fund, including any payments subsequent to the payments described in paragraph 6.

     B. Fine and Penalty
     13. On or before May 19, 2006, Hartford shall pay $1,950,000 as a penalty, by wire transfer to the State of Connecticut.
     14. On or before May 19, 2006, Hartford shall pay $1,950,000 as a fine, by wire transfer to the State of New York.
BUSINESS REFORMS
     15. Within 60 days of the date of this Agreement, Hartford shall undertake the following business reforms. Hartford will not undertake any transaction for the purpose of circumventing the prohibitions contained in this Agreement.
     16. For purposes of this Agreement, Compensation shall mean anything of material value given to a Producer1 including, but not limited to, money, credits, loans, forgiveness of principal or interest, vacations, prizes, gifts or the payment of employee salaries or expenses, provided that Compensation shall not mean customary, non-excessive meals and entertainment expenses. Hartford shall develop and implement policies for its relevant employees explaining the provisions of this paragraph as part of the written standards described in paragraph 25 below. Prior to July 10, 2006, Hartford shall submit to the Attorneys General a draft of the intended policies for their approval.
     17. For purposes of this Agreement, Contingent Compensation is any Compensation

[1]	For purposes of this Agreement, “Producer” shall mean any insurance broker as that term is defined in § 2101(c) of the Insurance Law of the State of New York who sells, places or consults with clients respecting Terminal/Maturity Funding Group Annuities or any independent insurance agent as that term is defined in § 2101(b) of the Insurance Law of the State of New York and who offers Terminal/Maturity Funding Group Annuities from more than one insurer or affiliated group of insurers.

contingent upon any Producer: (a) placing a particular number of contracts or policies or dollar value of premium with Hartford; (b) achieving a particular level of growth in the number of contracts or policies placed or dollar value of premium with Hartford; (c) meeting a particular rate of retention or renewal of contracts or policies in force with Hartford; (d) placing or keeping sufficient insurance business with Hartford to achieve a particular loss ratio or any other measure of profitability; (e) providing preferential treatment to Hartford in the placement process, including but not limited to giving last looks, first looks, rights of first refusal, competitive bidding information not otherwise given to other insurers, presenting Hartford’s competitors in the placement process in unfavorable terms or limiting the number of quotes sought from insurers for insurance placements; or (f) obtaining anything else of material value for Hartford. This definition does not include Compensation paid to employees of Hartford or to Hartford’s Producers that are captive or are exclusive to Hartford with respect to Terminal/Maturity Funding Group Annuities that are clearly and conspicuously identified in marketing materials as Hartford’s Terminal/Maturity Funding Group Annuities’ Producers.
     18. Hartford shall disclose in writing to each of its Terminal/Maturity Funding Group Annuity pension plan customers, prior to binding on all proposals, quotes and applications for each Terminal/Maturity Funding Group Annuity contract, and on a cover page accompanying the contract, all Compensation paid or to be paid to the Producer in relation to that pension plan customer’s Terminal/Maturity Funding Group Annuity(ies) and shall obtain the written consent of each of its Terminal/Maturity Funding Group Annuity pension plan customers to the Compensation paid or to be paid to the Producer in relation to that pension plan customer’s Terminal/Maturity Funding Group Annuity(ies). In the event that the amount of Compensation to be paid to the producer in relation to a given pension plan customer’s Terminal/Maturity Funding Group Annuity(ies) is not immediately calculable, Hartford shall have complied with this provision by disclosing in writing to that pension plan customer: (a) the material terms by which that Compensation will be calculated; and (b) at the end of the calendar year, all Compensation paid or to be paid to the Producer in relation to that pension plan customer’s Terminal/Maturity Funding Group Annuity(ies) during the past calendar year. In addition, Hartford shall obtain the written consent of each of its Terminal/Maturity Funding Group Annuity pension plan customers to such Compensation plan. Additionally, beginning one (1) month from the date of this Agreement, Hartford shall disclose on its website, information relating to Hartford’s practices and policies regarding Compensation sufficient to inform pension plan sponsors of the nature and range of Compensation paid by Hartford to Producers of Terminal/Maturity Funding Group Annuities. Prior to posting such disclosure on its website, Hartford shall submit to the Attorneys General the proposed format and content of the website disclosure. The final form and content of the website disclosure shall be subject to the prior approval of the Attorneys General.
     19. Hartford shall disclose all information as is contained within its business records and is needed by its Terminal/Maturity Funding Group Annuity pension plan customers to complete Schedule A of the Form 5500 Annual Report of Employee Benefit Plan, including but not limited to the name of each Producer, and the full amount of any Compensation paid or to be paid to that Producer that is directly or indirectly attributable to a Terminal/Maturity Funding Group Annuity contract between the pension plan customer and Hartford.

     20. Prohibition on Contingent Compensation for Terminal/Maturity Funding Group Annuities. During the period of May 10, 2006 through May 10, 2009, Hartford shall not pay any Producer any Contingent Compensation relating to the sale or placement of any Terminal/Maturity Funding Group Annuity. Subsequent to May 10, 2009, Terminal/Maturity Funding Group Annuity sales and placements shall be subject to the provisions of paragraphs 23-24.
     21. Except as set forth in paragraphs 23-24 below, in connection with its sale, placement, issuance, renewal or servicing of Terminal/Maturity Funding Group Annuities through a Producer, Hartford shall pay as Compensation only a specific dollar amount or percentage commission on the premium set at the time of each sale, placement or servicing of a particular Terminal/Maturity Funding Group Annuity.
     22. Prohibition on Pay-to-Play. Hartford shall not offer to pay or pay, directly or indirectly, any Producer any Compensation in connection with the Producer’s solicitation of bids for Terminal/Maturity Funding Group Annuities for the Producer’s clients.
     23. Limitations on Contingent Compensation for Terminal/Maturity Funding Group Annuities after May 10, 2009. Within 30 days of receipt of a notice from either of the Attorneys General that either of the Attorneys General have made a determination, based on market share information available from the LIMRA International, the National Association of Insurance Commissioners (“NAIC”) or A.M. Best Company (or another agreed upon third-party source of market share data if such data is not available from LIMRA, NAIC or A.M. Best for Terminal/Maturity Funding Group Annuities), that (a) insurers who do not pay Contingent Compensation in Terminal/Maturity Funding Group Annuities, or a segment of that insurance line, including but not limited to direct writers and insurers that employ only captive agents in that insurance line (or segment) and (b) insurers who have signed agreements with either of the Attorneys General containing this paragraph as applied to them, together represent more than 65% of the national gross written premiums in the Terminal/Maturity Funding Group Annuity insurance line (or segment) in the calendar year for which market share data is most recently available (the “Notice”), Hartford shall stop entering into or renewing Contingent Compensation agreements for the Terminal/Maturity Funding Group Annuity line (or segment) and shall further, beginning on January 1 of the next calendar year following the date of the Notice, stop paying Contingent Compensation for Terminal/Maturity Funding Group Annuity sales or placements and terminate all existing agreements which contemplate the payment of Contingent Compensation for Terminal/Maturity Funding Group Annuity sales or placement. If, in any given calendar year after the date of the Notice described above, the market share used in the Notice falls below 60%, Hartford shall notify the Attorneys General of the change. If, within 60 days, neither of the Attorneys General object to Hartford’s determination that the market share used in the Notice is below 60%, any prohibition on Contingent Compensation described in the Notice shall cease. If either of the Attorneys General does object to Hartford’s determination, the objecting Attorney General shall set forth the reasons for such objections in a written notice to Hartford within 60 days of Hartford’s notification to the Attorneys General. Resort to court action to resolve a dispute related to the determination of market share or the determination that a given insurer does not pay Contingent Compensation under this paragraph shall not be deemed a violation of this Agreement. Until a court finally adjudicates such a dispute in Hartford’s favor, the ban on the payment of Contingent Compensation in the Terminal/Maturity Funding Group

Annuity line shall remain in effect.
     24. In the event that Hartford intends to enter into any agreement potentially obligating it to make Contingent Compensation payments for the Terminal/Maturity Funding Group Annuity insurance line (or a segment of that line) for any period after May 10, 2009, Hartford agrees to give the Attorneys General written notice and a copy of the intended agreement at least 60 days prior to the execution of any such agreement.
     25. Standards of Conduct and Training. Hartford shall implement written standards of conduct regarding Compensation paid to Producers of Terminal/Maturity Funding Group Annuities, consistent with the terms of this Agreement, subject to approval of the Attorneys General, which implementation shall include, inter alia, appropriate training of relevant employees, including but not limited to training in business ethics, professional obligations, conflicts of interest, antitrust and trade practices compliance, and record keeping. Before July 10, 2006, Hartford shall submit to the Attorneys General a draft of these materials for their approval.
     26. Hartford agrees to support legislation and regulations to abolish Contingent Compensation for group annuity products, including 401(k), 403(b), and 457 group annuities, and terminal and maturity funding group annuities. Hartford further agrees to support legislation and regulations requiring greater disclosure of Compensation.
     27. Hartford shall not engage or attempt to engage in violations of the Connecticut Antitrust Act (§§ 35-24 et seq.), Connecticut Unfair Trade Practices Act, Conn. Gen. Stat. (§§ 42-110a et seq.), the Connecticut Unfair Insurance Practices Act, (§§ 38a-815 et seq.), the New York Executive Law § 63 (12), the Donnelly Act (New York Gen. Bus. Law § 340 et seq.), and

the common law of New York.
COOPERATION WITH THE ATTORNEYS GENERAL
     28. Hartford shall fully and promptly cooperate with the Attorneys General with regard to their Investigations, and related proceedings and actions, of any other person, corporation or entity, including but not limited to Hartford’s current and former employees, concerning the insurance industry. Hartford shall use its best efforts to ensure that all its officers, directors, employees, and agents also fully and promptly cooperate with the Attorneys General in their Investigations and related proceedings and actions. Cooperation shall include without limitation: (a) with respect to the Connecticut Attorney General’s investigation, Hartford shall accept service of subpoena(s) and produce pursuant thereto any information and all documents or tangible evidence reasonably requested by the Connecticut Attorney General and any compilation or summaries of information or data that the Connecticut Attorney General reasonably requests be prepared, subject only to the receipt of reasonable assurance of confidential treatment of such production without service of subpoena; (b) production voluntarily and without service of subpoena of any information and all documents or other tangible evidence reasonably requested by the New York Attorney General, and any compilations or summaries of information or data that the New York Attorney General reasonably requests be prepared; (c) without the necessity of a subpoena, having Hartford’s officers, directors, employees and agents attend any proceedings at which the presence of any such persons is requested by either of the Attorneys General and having such persons answer any and all inquiries that may be put by either of the Attorneys General (or any of either of the Attorneys General’s deputies, assistants or agents) to any of them at any proceedings or otherwise (“proceedings” include but are not limited to any meetings, interviews, depositions, hearings, grand jury hearing, trial or other proceedings); (d) fully, fairly and truthfully disclosing all information and producing all records and other evidence in its possession relevant to all inquiries reasonably made by either of the Attorneys General concerning any fraudulent or criminal conduct whatsoever about which it has any knowledge or information; (e) in the event any document is withheld or redacted on grounds of privilege, work-product or other legal doctrine, a statement shall be submitted in writing by Hartford indicating: (i) the type of document; (ii) the date of the document; (iii) the author and recipient of the document; (iv) the general subject matter of the document; (v) the reason for withholding the document; and (vi) the Bates number or range of the withheld document. Either of the Attorneys General may challenge such claim in any forum of its choice and may, without limitation, rely on all documents or communications theretofore produced or the contents of which have been described by Hartford, its officers, directors, employees, or agents; and (f) Hartford shall not jeopardize the safety of any investigator or the confidentiality of any aspect of either of the Attorneys General’s Investigations, including sharing or disclosing evidence, documents, or other information with others during the course of the investigation, without the consent of the Attorneys General. Nothing herein shall prevent Hartford from providing such evidence to other regulators, or as otherwise required by law.
     29. Hartford shall comply fully with the terms of this Agreement. If Hartford violates the terms of paragraph 28 in any material respect, as determined solely by either of the Attorneys General: (a) either of the Attorneys General may pursue any action, criminal or civil, against any entity for any crime it has committed, as authorized by law, without limitation; (b) as to any criminal prosecution brought by the New York Attorney General for violation of law committed within six years prior to the date of this Agreement or for any violation committed on or after the date of this Agreement, Hartford shall waive any claim that such prosecution is time barred on grounds of speedy trial or speedy arraignment or the statute of limitations.
OTHER PROVISIONS
     30. The provisions of this Agreement shall apply only to Hartford’s Terminal/Maturity Funding Group Annuity line of business where: (a) the pension plan customer is domiciled in the United States or its territories; or (b) the contract is principally associated with providing retirement benefits to residents of the United States or its territories.
     31. Hartford agrees to review all of its communications with state insurance regulators regarding Terminal/Maturity Funding Group Annuities to ensure full and complete disclosure.
     32. Hartford shall not seek or accept, directly or indirectly, indemnification pursuant to any insurance policy, with regard to any or all of the amounts payable pursuant to this Agreement.
     33. The Attorneys General agree that any prior approval required under the terms of this Agreement shall not be unreasonably withheld.
     34. This Agreement is not intended to disqualify Hartford, or any current employees of Hartford, from engaging in any business in Connecticut or New York or in any other jurisdiction. Nothing in this Agreement shall relieve Hartford’s obligations imposed by any applicable state insurance law or regulations or other applicable law.
     35. This Agreement shall not confer any rights upon any persons or entities besides the Attorneys General and Hartford.

     36. Hartford shall maintain custody of, or make arrangements to have maintained, all documents and records of Hartford related to this matter for a period of not less than six years.
     37. Either the Attorney General of the State of Connecticut or the Attorney General of the State of New York may make such applications as appropriate to enforce or interpret the provisions of this Agreement, or in the alternative, maintain any actions, either civil or criminal, for such other and further relief as either of the Attorneys General may determine is proper and necessary for the enforcement of this Agreement. If compliance with any aspect of this Agreement proves impracticable, Hartford reserves the right to request that the parties modify the Agreement accordingly.
     38. In any application or in any such action, facsimile transmission of a copy of any papers to current counsel for Hartford shall be good and sufficient service on Hartford unless Hartford designates, in a writing to the Attorneys General, another person to receive service by facsimile transmission.
     39. Facsimile transmission of a copy of this Agreement to counsel for Hartford shall be good and sufficient service on Hartford.
     40. This Agreement shall be governed by the laws of the State of Connecticut without regard to conflict of laws principles, except that with respect to enforcement actions taken by the New York Attorney General, the actions will be governed by the laws of the State of New York without regard to conflict of laws principles.
     41. Any disputes arising out of or related to this Agreement with respect to the Connecticut Attorney General shall be subject to the exclusive jurisdiction of the superior court for the judicial district of Hartford, or to the extent federal jurisdiction exists, the United States

District Court for the District of Connecticut, any disputes arising out of or related to this Agreement with respect to the New York Attorney General shall be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or to the extent federal jurisdiction exists, the United States District Court for the Southern District of New York.
     42. The Connecticut Attorney General will promptly file a Withdrawal with prejudice, in the form attached hereto as Exhibit 3, voluntarily dismissing the Connecticut Complaint with prejudice, and will not initiate a new case against Hartford related to the matters set forth in the Connecticut Complaint or uncovered to date relating to Terminal/Maturity Funding Group Annuities by the Connecticut Attorney General’s Investigation.
     43. The New York Attorney General will promptly file a Notice Discontinuing Action with Prejudice, in the form attached hereto as Exhibit 4, voluntarily dismissing the New York Complaint with prejudice, and will not initiate a new case against Hartford related to the matters set forth in the New York Complaint or uncovered to date relating to Terminal/Maturity Funding Group Annuities by the New York Attorney General’s Investigation.
     44. This Agreement may be executed in counterparts.

     WHEREFORE, the following signatures are affixed hereto on this 10th day of May, 2006.
RICHARD BLUMENTHAL

Attorney General of the
State of Connecticut
55 Elm Street
Hartford, CT 06141-0120
ELIOT SPITZER

Attorney General of the
State of New York
120 Broadway, 25th Floor
New York, New York 10271
THE HARTFORD FINANCIAL SERVICES GROUP, INC.

by: Neal Wolin, Esq.
Executive Vice President and
          General Counsel

EXHIBIT 1
The Hartford apologizes to our single premium group annuity pension plan customers for the conduct that led to the actions filed by the Connecticut and New York Attorneys General. It was wrong to withhold from our pension plan customers the full amount of compensation paid to brokers in connection with the placements of these annuities. As part of the settlements, The Hartford has agreed not to pay contingent compensation for single premium group annuities.

EXHIBIT 2
RELEASE
     This RELEASE (the “Release”) is executed this                      day of                                          , 2006 by RELEASOR (defined below) in favor of RELEASEE (defined below).
DEFINITIONS
     “RELEASOR” refers to [fill in name                                         ] and any of its affiliates, subsidiaries, associates, general or limited partners or partnerships, predecessors, successors, or assigns, including, without limitation, any of their respective present or former officers, directors, trustees, employees, agents, attorneys, representatives and shareholders, affiliates, associates, general or limited partners or partnerships, heirs, executors, administrators, predecessors, successors, assigns or insurers acting on behalf of RELEASOR.
     “RELEASEE” refers to The Hartford Financial Services Group, Inc. and any of its subsidiaries, affiliates, associates, general or limited partners or partnerships, predecessors, successors, or assigns, including, without limitation, any of their respective present or former officers, directors, trustees, employees, agents, attorneys, representatives and shareholders, affiliates, associates, general or limited partners or partnerships, heirs, executors, administrators, predecessors, successors, assigns or insurers (collectively, “Hartford”).
     “AGREEMENT” refers to a certain agreement between Hartford and the Attorney General of the State of Connecticut (“CTAG”) and the Attorney General of the State of New York (“NYAG”) dated May 10, 2006, relating to an action commenced against Hartford by CTAG dated May 10, 2006, captioned “State of Connecticut against The Hartford Financial Services Group, Inc. and Hartford Life, Inc.,” and an Investigation by CTAG relating to same (collectively, the “Connecticut Complaint”); and an action commenced against Hartford by NYAG dated May 10, 2006, captioned “The People of the State of New York against The Hartford Financial Services Group, Inc. and Hartford Life, Inc.,” and an Investigation by NYAG relating to same (collectively, the “New York Complaint”).
RELEASE
     1. In consideration for the total payment of $                                         in accordance with the terms of the AGREEMENT, RELEASOR does hereby fully release, waive and forever discharge RELEASEE from any and all claims, demands, debts, rights, causes of action or liabilities whatsoever, including known and unknown claims, in law, equity or otherwise, whether under state, federal or foreign statutory or common law, and whether possessed or asserted directly, indirectly, derivatively, representatively or in any other capacity (collectively, “Claims”), to the extent any such Claims are based upon, arise out of or relate to, in whole or in part, any of the allegations, acts, omissions, transactions, events, or matters discussed in the AGREEMENT, in the Connecticut or New York Complaints, or that are the subject of the Attorneys General’s Investigations (as that term is defined in the AGREEMENT), and occurring up to the date of the AGREEMENT.
     2. In the event that the total payment referred to in paragraph 1 is not made for any reason, then this RELEASE shall be deemed null and void, provided that any payments received by RELEASOR shall be credited to Hartford in connection with any Claims that RELEASOR may assert against Hartford, or that are asserted on behalf of RELEASOR or by a class of which RELEASOR is a member, against Hartford.
     3. This RELEASE may not be changed orally and shall be governed by and interpreted in accordance with the laws of the State of Connecticut, without regard to conflict of law principles, except to the extent that federal law requires that federal law governs. Any disputes arising out of or related to this RELEASE shall be subject to the exclusive jurisdiction of the superior court for the judicial district of Hartford or, to the extent federal jurisdiction exists, the United States District Court for the District of Connecticut.
     4. RELEASOR represents and warrants that the Claims have not been sold, assigned or hypothecated in whole or in part.

Dated:

RELEASOR:

By:

Print Name:

Title:

EXHIBIT 3

EXHIBIT 3

WITHDRAWAL

JD-CV-41 Rev. 10-01

DOCKET NO.	RETURN DATE
	5/23/06

COMPLETE ALL SECTIONS BELOW

[X] Judicial District   [ ] Housing Session   [ ] G.A. No. ____

I. COURT-ANNEXED ADR

- 411088 [ ] Early Intervention
- 411089 [ ] Early Neutral Evaluation
- 411090 [ ] Attorney Trial Referee
- 411091 [ ] Fact-Finding
- 411093 [ ] Arbitration
- 411094 [ ] Mediation
- 411095 [ ] Special Masters
- 411096 [ ] Summary Jury Trial

II. COURT INTERVENTION

- 411098 [ ] Pretrial Conference
- 411099 [ ] Trial Management Conference
- 411100 [ ] Commencement of Trial (court trial - first witness sworn; jury trial - trial jurors sworn)

III. PRIVATE ADR

- 411102 [ ] Provider Name: ____

IV. OTHER

SECTION II **WITHDRAWAL**

DISPOSITIVE

(WDACT) [X] The Plaintiff's action is WITHDRAWN AS TO ALL DEFENDANTS without costs to any party.

and the Plaintiff's action is WITHDRAWN AS TO ALL REMAINING DEFENDANTS without costs.

PARTIAL

The

- (WDCOMP) [ ] Complaint
- (WDCOUNT) [ ] Counts of the complaint: ____
- (WDINTCO) [ ] Intervening Complaint
- (WDTHPC) [ ] Third Party Complaint
- (WAPPCOM) [ ] Apportionment Complaint
- (WDCC) [ ] Cross Complaint (cross claim)
- (WOC) [ ] Counterclaim
- (WOAAP) [ ] Plaintiff(s): ____
- (WOAAD) [ ] Complaint against defendant(s): ____ only w/o costs
- [ ] Other: ____

in the above entitled action is withdrawn.

SIGNATURE REQUIRED

Plaintiff	State of Connecticut	By [signature] Michael E. Cole, Assistant Atty General	Attorney
Plaintiff		By	Attorney
Defendant		By	Attorney
Defendant		By	Attorney

NAME & ADDRESS OF SIGNER: Michael E. Cole, Assistant Attorney General
55 Elm Street, Hartford, CT 06106

SECTION III **CERTIFICATION**

I hereby certify that a copy was mailed/delivered to all counsel and pro se parties of record on:	DATE	SIGNED (Individual attorney or pro se party)	PHONE NO. (Area code first)
	5/10/06	X [signature]	860 808 5040

NAME OF EACH PARTY SERVED*	ADDRESS AT WHICH SERVICE WAS MADE*
James H. Bicks, Esq. Wiggin & Dana	400 Atlantic Street, P.O. Box 110325 Stamford, CT 06911-0325

WITHDRAWAL JD-CV-41 Rev 10-01 COMPLETE ALL SECTIONS BELOW — NAME OF CASE (FIRST-NAMED PLAINTIFF Vs FIRST NAMED DEFENDANT) EXHIBIT 3 STATE OF CONNECTICUT SUPERIOR COURT www.jud.state.ct.us us DOCKET RETURN DATE 5/,j /06 Judicial Housing ADDRESS OF COURT (No., street, town and zip code) ‘x District I~ Session G.A. No. I95 Washington Street, Hartford, CT 06106
SECTION I (check only one box) THIS WITHDRAWAL IS BEING FILED BECAUSE THE DISPUTE HAS BEEN RESOLVED B1 I. COURT-ANNEXED ADR
411088 I- Early intervention 0.17089 i- Early Neutral Evaluation 417090 Attorney Trial Referee 477097 Fact-Finding 411092 — Arbitration 471094 r Mediation 411095 -Special Masters I 411096 r Summary Jury Trial
SECTION 11 II. COURT INTERVENTION 411098 I- Pretrial Conference 411099 (- Trial Management Conference 411100 T- Commencement of Trial(court trial -Frstwltness sworn; jury foal — trial jurors sworn) III. PRIVATE ADR 411102 i — Provider Name: IV. OTHER 411103 IX Discussion of parties on Their Own 415602 Unilateral Action of Party(ies)
WITHDRAWAL
(Do no! check the following two boxes d any Intervening complaints, cross complaints, counterclaims, or third party complaints remain pending in this case See below for partial withdrawal of action.)
DISPOSITIVE ( WDACT) IX The Plaintiffs action is WITHDRAWN AS TO ALL DEFENDANTS without costs to any party. (WOARD) A judgment has been rendered against Defendant(s): WITH PREJUDICE and the Plaintiffs action is WITHDRAWN AS TO ALL REMAINING DEFENDANTS without costs PARTIAL (WDCOMP) r Complaint (WDCOUNT) r Counts of the complaint (WDINTCO) I- Intervening Complaint (WDTHPC) r’ Third Party Complaint (WAPPCOM) ( — Apportionment Complaint (WDCC) ~CrossComplaint(crossclaim) (WOC) I- Counterclaim (woAAP) I- Plaintiffs) (WOAAD) F Complaint against defendants)
I Other: in the above entitled action is withdrawn. SIGNATURE REQUIRED Plaintiff State of Connecticut
Plaintiff Defendant Defendant NAME & ADDRESS Michael E. Cole, Assistant Attorney General OF SIGNER: El 55Elm Street, Hartford, CT 06106 only w/o costs s l~-4 A 3y .’-iA x t a fl 1C d2, I ssistant Atty General y Attorney — T,, Attorney BY Attorney By Attorney SECTION III CERTIFICATION I hereby canny (Flat a copy was mailed/delivered GATE SIGNED Individual attorney or pro se party) /dual attorney o pr se party PHONE NO (Area code first)
to all counsel and pro se parties of record on: 5/•= /06 X . $/ !/ .~ An ~ 860 8085040 NAME OF EACH PARTY SERVED’ ADDRESS H I WHICH SERVICE WAS MADE’ James H. Bicks, Esq. 400 Atlantic Street, P.O. Box 110325 Wiggin E Dana Stamford, CT 06911-0325
’ If necessary attach additional sheet with names 01 each party Served and the address at Which service V/BB map&

EXHIBIT 4

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
X

THE PEOPLE OF THE STATE OF NEW YORK	:
by ELIOT SPITZER, Attorney General of	:
the State of New York,	:
Plaintiff,	:	Index No.
:
-against-	:	NOTICE
	:	DISCONTINUING
THE HARTFORD FINANCIAL SERVICES	:	ACTION WITH
GROUP, INC. and HARTFORD LIFE, INC.,	:	PREJUDICE
:
Defendants.	:
X

     PLEASE TAKE NOTICE that, pursuant to CPLR § 3217(a) and the agreement annexed hereto, plaintiff hereby discontinues this action with prejudice as of this date without costs to either party against the other.

Dated:	New York, New York
May 10, 2006

ELIOT SPITZER
Attorney General of the State of New York

By:

David D. Brown, IV
Assistant Attorney General
120 Broadway
New York, NY 10271
(212) 416-8198

Attorney for Plaintiff

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